Exhibit 99.1

Press Release DRAFT—Not for Release

GETTYSBURG, PA. – October 10, 2005-The Boyds Collection Ltd. (NYSE:FOB), a leading designer and manufacturer of unique, whimsical and “Folksy With Attitude(SM)” gifts and collectibles, today announced that its shares have been suspended from trading on the New York Stock Exchange.

The Company said that it will not appeal the decision of the New York Stock Exchange and will explore the possibility of listing its shares on another exchange.

About The Boyds Collection, Ltd.

The Boyds Collection, Ltd. is a leading designer and manufacturer of unique, whimsical and “Folksy with Attitude(SM)” gifts and collectibles, known for their high quality and affordable pricing.  The Company sells its products through a large network of retailers, as well as at Boyds Bear Country™ in Gettysburg, Pennsylvania and Pigeon Forge, Tennessee – “The world’s most humongous teddy bear store.”  Founded in 1979, the Company was acquired by Kohlberg Kravis Roberts & Co. (KKR) in 1998.  Information about Boyds can be found at www.boydsstuff.com

Contact:
For the Company:	Media:
Joseph E. Macharsky,	Adam Friedman
The Boyds Collection, Ltd.	Adam Friedman Associates, LLP
717-633-9898 ext. 2151	212-981-2529 x18